                                                                   EXHIBIT 99



                                      INDEX



                                                                         PAGE(S)
                                                                         -------

Independent Auditors' Report                                                3

Consolidated Balance Sheets, December 31, 1994 and 1993                     4

Consolidated Statements of Operations,
     Years ended December 31, 1994, 1993 and 1992                           5

Consolidated Statements of Cash Flows,
     Years ended December 31, 1994, 1993 and 1992                           6

Consolidated Statements of Partners' Equity,
     Years ended December 31, 1994, 1993 and 1992                           7

Notes to Consolidated Financial Statements                                8 - 15

INDEPENDENT AUDITORS' REPORT

THE PARTNERS
DUKE REALTY LIMITED PARTNERSHIP
   AND SUBSIDIARIES:

We have audited the accompanying consolidated balance sheets of Duke Realty Limited Partnership and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations and partners' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Duke Realty Limited Partnership and subsidiaries as of December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.




KPMG Peat Marwick, LLP
January 25, 1995

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                                         DECEMBER 31,
                                                                                          -----------------------------------------
                                                                                             1994                           1993
                                                                                          ----------                    -----------
               ASSETS

Real estate investments (Note 5):
   Land and improvements                                                                  $   72,758                    $  55,563
   Buildings and tenant improvements                                                         580,794                      484,813
   Construction in progress                                                                   22,967                        9,726
   Land held for development                                                                  47,194                       42,741
                                                                                             -------                       ------
                                                                                             723,713                      592,843
   Accumulated depreciation                                                                  (38,058)                     (23,725)
                                                                                             ------                        ------
       Net real estate investments                                                           685,655                      569,118

Cash and cash equivalents                                                                     40,427                       10,065
Accounts receivable from tenants, net of allowance of $450 and $397                            4,257                        4,558
Accrued straight-line rents, net of allowance $841 and $93                                     5,030                        3,499
Receivables on construction contracts                                                          7,478                       15,901
Investments in unconsolidated companies (Note 4)                                               8,418                       14,270
Deferred financing costs, net of accumulated amortization of $1,755 and $1,125                 6,390                        5,917
Deferred  leasing and other costs, net of accumulated amortization of $2,702 and  $1,883      11,845                        6,109
Escrow deposits and other assets                                                               6,384                        4,448
                                                                                              ------                       ------
                                                                                           $ 775,884                    $ 633,885
                                                                                             -------                      -------
                                                                                             -------                      -------
       LIABILITIES AND PARTNERS' EQUITY

Property indebtedness (Note 5):
   Mortgage loans                                                                          $ 298,640                    $ 240,135
   Construction loans                                                                              -                        4,728
   Land contract payable                                                                           -                        3,570
   Notes payable                                                                                   -                          601
                                                                                             -------                      -------
                                                                                             298,640                      249,034

Construction payables and  amounts due subcontractors                                          9,464                       15,482
Accounts payable                                                                                 869                        1,122
Accrued real estate taxes                                                                      8,983                        8,214
Other accrued  expenses                                                                        3,174                        3,363
Other liabilities                                                                              3,564                        3,629
Tenant security deposits and prepaid rents                                                     3,472                        3,053
                                                                                             -------                      -------
    Total liabilities                                                                        328,166                      283,897
                                                                                             -------                      -------

Minority interest  (Note 2)                                                                      420                          293
                                                                                             --------                     -------

Partners' equity                                                                             447,298                      349,695
                                                                                             -------                      -------

                                                                                           $ 775,884                    $ 633,885
                                                                                             -------                      -------
                                                                                             -------                      -------


          See accompanying Notes to Consolidated Financial Statements.

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                                 Year Ended December 31,
                                                                                            ---------------------------------
                                                                                               1994        1993         1992
                                                                                            --------    --------      -------
RENTAL OPERATIONS
 Revenues:
   Rental income (Note 6)                                                                  $ 87,786     $33,228       $17,657
   Interest and other income                                                                  1,572         287            18
                                                                                              -----      ------        ------

                                                                                             89,358      33,515        17,675
                                                                                             ------      ------        ------

 Operating expenses:
   Rental expenses                                                                           17,507       7,059         3,919
   Real estate taxes                                                                          8,256       3,403         1,787
   Interest expense (Note 5)                                                                 18,920      10,334         7,582
   Depreciation and amortization                                                             18,036       7,369         4,483
   General and administrative                                                                 2,145         737           623
                                                                                             ------      ------         ------
                                                                                             64,864      28,902        18,394
                                                                                             ------      ------        ------

   Earnings (loss) from rental operations                                                    24,494       4,613          (719)
                                                                                             ------      ------        ------

SERVICE OPERATIONS
   Revenues:
     Property management, maintenance and  leasing fees                                      11,084       3,000             -
     Construction management and development fees                                             6,107       2,501             -
     Interest and other income                                                                1,282         153             -
                                                                                             ------      ------         ------
                                                                                             18,473       5,654             -
                                                                                             ------      ------         ------
   Operating expenses:
     Payroll                                                                                8,723       2,688             -
     Maintenance                                                                            1,069         473             -
     Office and other                                                                       2,373         957             -
                                                                                             ------      ------        -------
                                                                                             12,165       4,118             -
                                                                                             ------      ------        -------

     Earnings from service operations                                                         6,308       1,536             -
                                                                                             ------      ------        -------

          Operating income (loss)                                                            30,802       6,149          (719)
                                                                                             ------      ------        -------


Earnings from property sales                                                                  2,198         517            66
Equity in earnings of unconsolidated companies (Note 4)                                       1,056         297             -
Minority interest in earnings of subsidiaries  (Note 2)                                      (1,088)       (293)            -
                                                                                              -----       -----          -----
         Net income (loss)                                                                  $32,968    $  6,670       $  (653)
                                                                                             ------      ------         ------
                                                                                             ------      ------         ------


          See accompanying Notes to Consolidated Financial Statements.

               DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (IN THOUSANDS)

                                                                                                  Year  Ended December 31,
                                                                                            ------------------------------------
                                                                                              1994            1993        1992
                                                                                            -------         -------     --------
Cash flows from operating activities:
   Net income (loss)                                                                        $ 32,968        $  6,670    $   (653)
   Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
        Depreciation of buildings and tenant improvements                                     15,068           6,459       3,989
        Amortization of deferred financing fees                                                1,251             294         184
        Amortization of deferred  leasing and other costs                                      1,717             616         310
        Minority interest in earnings of subsidiaries                                          1,088             293           -
        Straight-line rent adjustment                                                         (2,307)           (570)        522
        Allowance for  straight-line rent receivable                                             748              93           -
        Earnings from property sales, net                                                     (2,198)           (517)        (66)
        Proceeds from lease terminations in excess of gains                                        -               -       1,172
        Construction contracts, net                                                            2,405            (919)          -
        Other accrued revenues and expenses, net                                               1,335           2,075          (5)
        Equity in earnings of unconsolidated companies                                          (219)           (131)          -
                                                                                             -------          -------     -------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                                           51,856          14,363       5,453
                                                                                             -------          -------     -------

Cash flows from investing activities:
   Proceeds from property sales, net                                                           3,337           1,306       1,888
   Building, development and acquisition  costs                                             (103,753)         (6,613)          -
   Tenant improvements                                                                        (6,721)         (2,706)     (1,342)
   Acquisition of properties and businesses                                                        -        (302,070)          -
   Deferred costs and other assets                                                            (9,367)         (4,742)     (1,256)
   Net repayment of advances to unconsolidated companies                                         277            (200)          -
                                                                                             -------         -------      -------
          NET CASH USED BY INVESTING ACTIVITIES                                             (116,227)       (315,025)       (710)
                                                                                             -------         -------      -------


Cash flows from financing activities:
  Contributions from  partners                                                                92,145         309,334            -
  Proceeds from property indebtedness                                                        125,004          88,945        7,250
  Payments on property indebtedness                                                          (79,649)        (78,496)      (8,076)
  Distributions to partners                                                                  (39,514)         (3,438)      (3,438)
  Distributions to minority interest                                                          (1,191)              -           -
  Deferred financing costs                                                                    (2,062)         (5,628)        (688)
                                                                                              -------        -------        -------
          NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                    94,733         310,717       (4,952)
                                                                                              -------        -------       -------
          NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                30,362          10,055         (209)

Cash and cash equivalents at beginning of year                                                10,065              10          219
                                                                                              -------        -------       -------
Cash and cash equivalents at end of year                                                   $  40,427       $  10,065     $     10
                                                                                              -------        -------       -------
                                                                                              -------        -------       -------


          See accompanying Notes to Consolidated Financial Statements.

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY
                                 (IN THOUSANDS)


BALANCE AT DECEMBER 31, 1991                                         $   40,220

  Net loss                                                                 (653)

  Distributions to partners                                              (3,438)
                                                                        -------
BALANCE AT DECEMBER 31, 1992                                             36,129

  Capital contribution from Duke Realty Investments, Inc.               310,334

  Net income                                                              6,670

  Distributions to partners                                              (3,438)
                                                                        -------
BALANCE AT DECEMBER 31, 1993                                            349,695

  Net income                                                             32,968

  Capital contribution from Duke Realty Investments, Inc.                92,171

  Acquisition of additional limited partnership interest by
     Duke Realty Investments, Inc.                                       11,523

  Acquisition of property in exchange for limited partnership interest      455

  Distributions to partners                                             (39,514)
                                                                        -------

BALANCE AT DECEMBER 31, 1994                                          $ 447,298
                                                                       --------
                                                                       --------


          See accompanying Notes to Consolidated Financial Statements.

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(1)  THE PARTNERSHIP

        Duke Realty Limited Partnership (the "Partnership") was formed on October 4, 1993, when Duke Realty Investments, Inc. (the "Predecessor Company") completed the acquisition of substantially all of the properties and businesses of Duke Associates, a full-service commercial real estate firm. In connection with the acquisition, the Predecessor Company issued an additional 14,000,833 shares of common stock through an offering ("the Offering"). The Predecessor Company then contributed all of its properties and related assets and liabilities along with the net proceeds from the Offering to the Partnership in exchange for a 78.36% general partnership interest represented by 16,046,144 partnership units. Duke Associates contributed its properties to the Partnership subject to their existing liabilities in exchange for a 21.64% limited partnership interest represented by 4,432,109 partnership units ("Units"). The limited partnership units are exchangeable for shares of the Predecessor Company's common stock on a one-for-one basis commencing October 4, 1994.

        The acquisition was accounted for under the purchase method. The value of $466.0 million assigned to the acquired properties and businesses was equal to the property debt and other net liabilities assumed, of which $302.0 million was repaid with the proceeds of the Predecessor Company's contribution. The operating results of the acquired properties and businesses have been included in the consolidated operating results subsequent to the date of acquisition.

        In 1994, the Predecessor Company issued an additional 3,887,300 common shares through an additional offering ("1994 Offering") and received net proceeds of $92.1 million. These proceeds were contributed to the Partnership in exchange for additional partnership units and were used by the Partnership to fund current development and acquisition costs.

        In 1994, the Predecessor Company acquired an additional interest in the Partnership through the issuance of 456,375 common shares for a like number of partnership units. The acquired additional interest in the Partnership was recorded at the fair market value of the Predecessor Company's common stock on the date of acquisition. The acquisition amount of $11.5 million was allocated to rental property, undeveloped land and investments in unconsolidated companies based on their estimated fair values. The Predecessor Company owns an 83.62% interest in the Partnership as of December 31, 1994.

        The related service businesses are conducted through Duke Realty Services Limited Partnership (DRSLP) and Duke Construction Limited Partnership (DCLP), in which the Partnership has an 89% profits interest and effective control of their operations.


                                                                    (continued)

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

        The following unaudited pro forma information has been prepared assuming the Offering and the acquisition of the Duke
        Associates' properties and businesses had occurred at the beginning of the periods presented:

                                                     Year ended December 31,
                                                    -----------------------
                                                     1993             1992
                                                     ----             ----
                                                         (in thousands)
           Rental revenues                       $ 80,887        $  75,526
           Earnings from rental operations         20,353           15,678
           Earnings from service operations         3,511            2,465
           Net income                              23,864           18,143

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts and operations of the Predecessor Company for the period from December 31, 1991 to October 4, 1993 and the accounts and operations of the Partnership and its majority-owned or controlled subsidiaries for the period from October 4, 1993 (date of formation) to December 31, 1993, and for the year ended December 31, 1994. The equity interests in these majority-owned or controlled subsidiaries not owned by the Partnership are reflected as minority interests in the consolidated financial statements. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

        REAL ESTATE INVESTMENTS

        Real estate investments are recorded at cost and are depreciated on the straight-line method over 40 years. Properties constructed by the Partnership are recorded at cost which includes all fees, interest and related costs incurred during the development of properties. These costs are classified as construction in progress until the property is placed in service. Maintenance and repairs are charged to expense as incurred. Tenant improvement costs are depreciated on the straight-line method over the term of the related leases.



                                                                     (continued)

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

        INVESTMENTS IN UNCONSOLIDATED COMPANIES

        The equity method of accounting is used for investments in non-majority owned partnerships and joint ventures in which the Partnership has the ability to exercise significant influence over operating and financial policies. The cost method of accounting is used for non-majority owned joint ventures over which the Partnership does not have the ability to exercise significant influence. Management believes that the difference between the cost method and the equity method does not significantly affect the financial position or results of operations of the Partnership.

        CASH EQUIVALENTS

        Highly liquid investments with a maturity of three months or less when purchased are classified as cash equivalents.

        DEFERRED COSTS

        Costs incurred in connection with financing or leasing are amortized on the straight-line method over the term of the related loan or lease. Unamortized costs are charged to expense upon the early termination of the lease or upon early payment of the financing.

        Prepaid interest is amortized to interest expense using the effective interest method over the term of the related loan.

        REVENUES

        Rental income from leases with scheduled rental increases during their terms is recognized for financial reporting purposes on a straight-line basis.

        Management fees are based on a percentage of rental receipts of properties managed and are recognized as the rental receipts are collected. Maintenance fees are based upon established hourly rates and are recognized as the services are performed. Leasing fees are based on the gross value of leases signed and are generally recognized upon lease execution. Construction management and development fees are generally based on a percentage of costs and are recognized as the project costs are incurred. Fees earned on construction contracts are recognized on the percentage of completion method based upon the ratio of costs incurred to total estimated costs.


                                                                     (continued)

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

        Earnings from property sales are recorded upon closing using the full accrual method. Cost of land sales is generally determined based on the percentage of land sold within a particular development.

        PROJECT COSTS

        All direct and indirect costs clearly associated with the acquisition, development, construction and rental of real estate projects owned by the Partnership are capitalized. Capitalized costs associated with acquisition, development and construction of real estate projects are included in real estate investments and costs associated with the rental of real estate projects are included in deferred costs.

        INCOME TAXES

        As a partnership, the allocated share of income or loss for the year is included in the income tax returns of the partners; accordingly, no accounting for income taxes is required in the accompanying consolidated financial statements.
        state and local taxes.

(3)  RELATED PARTY TRANSACTIONS

        The Partnership provides management, leasing, construction and other tenant related services to partnerships in which certain executive officers of the Predecessor Company have continuing ownership interests and was paid fees totaling $2,271,000 and $885,000 for such services in 1994 and 1993, respectively. Management believes the terms for such services are equivalent to those available in the market. The Partnership has an option to purchase each of the properties owned by these partnerships.

(4)  INVESTMENTS IN UNCONSOLIDATED COMPANIES

        The Partnership has equity interests ranging from 10% to 50% in unconsolidated partnerships and joint ventures which own and operate commercial properties and hold land for development. The Partnership acquired the equity interests of two of its unaffiliated joint venture partners in 1994 and the related properties are now owned 100% by the Partnership. As part of the purchase of one of the joint venture interests, the Partnership assumed a $4.5 million mortgage loan. In addition, a joint venture which owned undeveloped land was dissolved with the Partnership obtaining direct ownership of undeveloped land.
        The Partnership recorded the land at approximately $4.4 million based on the balance of its investments in and advances to the joint venture prior to dissolution. The operating results of the acquired properties have been included in the consolidated operating results subsequent to the date of acquisition.


                                                                     (continued)

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

        Combined summarized financial information of the companies which are accounted for by the equity method as of December 31, 1994 and December 31, 1993 and for the year ended December 31, 1994 and the three months ended December 31, 1993 are as follows:

                                                             December 31,
                                                        ----------------------
                                                         1994            1993
                                                        -------        -------
                                                            (in thousands)

          Land, buildings and tenant improvements       $14,530         24,702
          Land held for development                       1,377          4,667
          Other assets                                    1,978          3,751
                                                         ------         ------
                                                         17,885         33,120
                                                         ------         ------
                                                         ------         ------

          Property indebtedness                          17,719         29,486
          Other liabilities                                 591          4,262
                                                         ------         ------
                                                         18,310         33,748
          Owners' deficit                                  (425)          (628)
                                                         ------         ------
                                                        $17,885         33,120
                                                         ------         ------
                                                         ------         ------

                                                     YEAR ENDED      Three months ended
                                                 DECEMBER 31, 1994   December 31, 1993
                                                 -----------------   ------------------
                                                           (in thousands)
          Rental income                                $  3,419            950
                                                         ------            ---
                                                         ------            ---

          Net income                                   $    224            211
                                                         ------            ---
                                                         ------            ---


Investments in unconsolidated companies include $6.4 million and $6.2 million at December 31, 1994 and 1993, respectively, related to joint ventures on the cost method. Included in equity in earnings of unconsolidated companies are distributions from a joint venture accounted for on the cost method totaling $837,000 and $166,000 in 1994 and 1993, respectively.


                                                                    (continued)

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(5)  PROPERTY INDEBTEDNESS


     Property indebtedness at December 31 consists of the following:
                                                                                                  1994          1993
                                                                                                  ----          ----
                                                                                                    (in thousands)
     Mortgage note with monthly payments of $668,000 including  principal and
       interest at 8.50% due in 2003.                                                          $ 80,621       81,736

     Mortgage note with monthly payments of  interest of $436,000 through
       August 1997.  Thereafter, monthly payments of $471,000 including principal
       and interest at 8.72% due in  2001.                                                       60,000          -

     Mortgage note with monthly payments of interest at 7.25%  due in 1998.                      25,500       25,500

     Three mortgage notes with monthly payments of interest at  rates ranging from
       5.29% to 5.44% due in 1996.                                                               59,568       58,110

     Mortgage note with monthly payments of interest at 5.81%  due in 1998.                      22,000       22,000

     Mortgage note with monthly payments of $104,000 including principal and interest
       at 6.80% due in 1998.                                                                     15,802       15,973

     Mortgage notes with monthly payments in varying amounts including interest  at
       rates ranging from 5.20% to 10.75%  due in varying amounts through 2018.                  35,149       36,816

     Two construction loans drawn under commitments aggregating  $6,342,000
       with monthly payments of interest at an effective  rate of 6.70% due in 1994.                -          4,728

     Land contract with monthly payments of interest at 4.00%  due in 1994.                         -          3,570

     Notes payable with monthly payments in varying amounts including  interest
       at rates ranging from 6.50% to 12.00% due in varying  amounts through 1995.                  -            601
                                                                                                -------      -------
                                                                                               $298,640     $249,034
                                                                                                -------      -------
                                                                                                -------      -------


     The Partnership has entered into an interest rate swap agreement to effectively fix the interest rate on the majority of its floating rate debt. Under the interest rate swap, the Partnership pays or receives the difference between a fixed rate of 4.38% and a floating rate of LIBOR + .75% based on the notional principal amount of $35.2 million. The amount paid or received on the swap agreement is included in interest expense on a monthly basis. The swap matures along with the related mortgage loan in October 1996. The fair value of the interest rate swap agreement at December 31, 1994 was $1.9 million. The fair value was estimated by discounting the expected cash flows to be received under the swap agreement using rates currently available for interest rate swaps of similar terms and maturities.


                                                                     (continued)

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     The Partnership has a $6.4 million letter of credit which secures $6.3 million of mortgage notes. The letter of credit requires a 2% annual fee and matures in September 1999. The Partnership has guaranteed fifty percent of an $8.2 million letter of credit obligation of one of its unconsolidated companies which matures in September 1997.

     At December 31, 1994, scheduled amortization and maturities of all property indebtedness for the next five years are as follows: 1995, $3.2 million; 1996, $65.4 million; 1997, $3.9 million; 1998, $83.4 million; and 1999, $2.4 million.

     Cash paid for interest in 1994, 1993, and 1992 was $20.3 million, $10.5 million, and $7.6 million, respectively. Total interest capitalized in 1994 was $1.7 million.

     In 1994, the Partnership obtained a $60 million revolving line of credit which is available to fund development costs and provide working capital. The revolving line of credit matures on March 31, 1996, and bears interest payable monthly at LIBOR + 2% (an average effective rate of 6.45% for 1994). The maximum and average amounts outstanding during 1994 were $60,000,000 and $17,980,000, respectively. The Partnership had no borrowings under the line at December 31, 1994.

(6)  LEASING ACTIVITY

     Future minimum rents due to the Partnership under non-cancelable operating leases at December 31, 1994 are scheduled as follows:


                                  Year              Amount
                                  ----              ------
                                                 (in thousands)

                                  1995            $ 81,712
                                  1996              75,281
                                  1997              65,919
                                  1998              56,421
                                  1999              47,317
                            Thereafter             239,967
                                                   -------
                                                  $566,617
                                                   -------
                                                   -------

     Rental income for 1992 includes $921,000 of non-recurring income from lease terminations, which represents the excess of the cash received from three termination agreements over the carrying value of the assets relating specifically to the terminating tenants.


                                                                     (continued)

                DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     In addition to minimum rents, certain leases require reimbursements of specified operating expenses which amounted to $10.0 million, $3.6 million, and $1.8 million for the years ended December 31, 1994, 1993 and 1992, respectively. Certain of the leases also provide for the payment of additional rent based on a percentage of the tenant's revenues.

(7)  EMPLOYEE BENEFIT PLAN

     In October 1993, the Partnership established a profit sharing and salary deferral plan. The Partnership matches the employees' contributions up to two percent of the employees' salary and may also make annual discretionary contributions to the plan. Total expense recognized by the Partnership was $370,000 and $74,000, for 1994 and 1993, respectively.

     In October 1993, the Partnership also established a health and welfare plan. The Partnership makes contributions to the plan throughout the year as necessary to fund claims not covered by employee contributions. Total expense recognized by the Partnership related to this plan was $766,000 and $204,000 for 1994 and 1993, respectively.

(8)  STOCK OPTION PLAN

     In October 1993, the Partnership established a stock option plan under which 1,315,000 shares of the Predecessor Company's common stock were reserved for the exercise of options which may be issued to the executive officers and certain key employees. The term of these options is ten years from the date of grant. The options vest 20% per year over a five-year period with initial vesting one year from the date of grant.


                                                              Option
                                                  Number     price per
                                                of shares      share
                                                ---------    ---------
          Granted in 1993                        681,500     $ 23.75
          Granted in 1994                            -           -
                                                 -------
          Outstanding at December 31, 1994       681,500     $ 23.75
                                                 -------
                                                 -------


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